Exhibit 10.10

SERIES C CONVERTIBLE PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

VISTERRA, INC.

June 29, 2016

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	3.5	Accredited Investor	14
	3.6	Restricted Securities	14
	3.7	No Public Market	14
	3.8	Legends	14

4.	Conditions to the Obligations of the Purchasers		14

	4.1	Representations and Warranties	15
	4.2	Performance	15
	4.3	Opinion of Counsel	15
	4.4	Securities Law Approvals	15
	4.5	Voting Agreement	15
	4.6	Right of First Refusal and Co-Sale Agreement	15
	4.7	Certificates and Documents	15
	4.8	Management Rights Letter	16
	4.9	Compliance Certificate	16
	4.10	Board of Directors	16
	4.11	Indemnification Agreements	16
	4.12	Absence of Litigation	16
	4.13	Other Matters	16

5.	Conditions to Obligations of the Company		16

	5.1	Representations and Warranties	16
	5.2	Payment of Purchase Price	16
	5.3	Absence of Litigation	16
	5.4	Other Matters	17

6.	Covenants of the Company		17

	6.1	Financial Statements	17
	6.2	Operating Plan; Other Reporting	17
	6.3	Inspection	18
	6.4	Employee Agreements	18
	6.5	Employee Stock Options	18
	6.6	Reservation of Conversion Stock	18
	6.7	Board Meetings	18
	6.8	Qualified Small Business Stock	18

7.	Participation Rights		19

	7.1	Definitions	19
	7.2	Participation Right	19
	7.3	Notice; Exercise of Right	19
	7.4	Overallotment	20
	7.5	Closing	20
	7.6	Failure to Exercise Right	21
	7.7	Transfer of Participation Right	21

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8.	Registration Rights		21

	8.1	Definitions	21
	8.2	Demand Registration	23
	8.3	“Piggy-Back” Registration	25
	8.4	Form S-3 Registration	26
	8.5	Obligations of the Company	27
	8.6	Furnish Information	29
	8.7	Expenses of Demand and S-3 Registrations	29
	8.8	Expenses of “Piggy-Back” Registration	30
	8.9	Delay of Registration	30
	8.10	Indemnification	30
	8.11	Reports Under the 1934 Act	32
	8.12	“Market Stand-Off” Agreement	33
	8.13	Limitations on Subsequent Registration Rights	34
	8.14	Termination of Registration Rights	34

9.	Transfers and Assignment		34

	9.1	Assignment of Certain Rights	34
	9.2	Subsequent Transfers	34

10.	Confidentiality		35

	10.1	Confidential Information	35
	10.2	Foundation	35

11.	Miscellaneous		35

	11.1	Survival of Representations and Warranties	35
	11.2	Termination of Certain Provisions	36
	11.3	Expenses	36
	11.4	Successors and Assigns	36
	11.5	Governing Law	36
	11.6	Counterparts	36
	11.7	Construction	36
	11.8	Notices	36
	11.9	Brokers	37
	11.10	Amendments and Waivers	37
	11.11	Severability	38
	11.12	Aggregation of Stock	38
	11.13	Entire Agreement	38
	11.14	Delays or Omissions	38

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EXHIBITS

Exhibit A	Form of Restated Certificate

Exhibit B	Form of Warrant

Exhibit C	Form of Fifth Amended and Restated Voting Agreement

Exhibit D	Form of Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement

Exhibit E	Form of Proprietary Information and Inventions Agreement

Exhibit F	Form of Legal Opinion

Exhibit G	Form of Indemnification Agreement

SCHEDULE

Schedule 1	Schedule of Purchasers

Disclosure Schedule

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SERIES C CONVERTIBLE PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

This Series C Convertible Preferred Stock and Warrant Purchase Agreement dated as of June 29, 2016 (this “Agreement”) is made by and among (i) Visterra, Inc., a Delaware corporation (the “Company”), (ii) the persons and entities listed on Schedule 1 hereto (each individually, a “Purchaser” and collectively, the “Purchasers”), (iii) solely for the purposes of Sections 6 through 11 of this Agreement, the “Preferred Holders” (as defined in Section 8.1 below) who are not Purchasers, and, (iv) solely for the purposes of Sections 8 through 11 of this Agreement, the “Founder Holders” (as defined in Section 8.1 below), who are not Purchasers.

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereby agree as follows:

1. Authorization; Sale and Issuance of Series C Convertible Preferred Stock and Warrants.

1.1 Authorization

(a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the First Closing (as defined below) an Amended and Restated Certificate of Incorporation (the “Restated Certificate”) in the form of Exhibit A attached to this Agreement, which shall set forth the terms of the Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Preferred Stock”), to be purchased under this Agreement.

(b) Prior to the First Closing, the Company duly authorized (i) the sale and issuance, pursuant to the terms of this Agreement, of up to an aggregate of 25,250,000 shares of Series C Preferred Stock, (ii) the sale and issuance, pursuant to the terms of this Agreement, of warrants to purchase up to 1,310,344 shares of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), in substantially the form attached hereto as Exhibit B (the “Warrants”) and (iii) the reservation of shares of the Company’s Common Stock, for issuance upon conversion of the Series C Shares (as defined below) to be sold at the Closings (as defined below) and the Warrants to be issued upon satisfaction of the conditions in Section 1.2(b). The shares of Series C Preferred Stock sold under this Agreement (including any shares issued at the First Closing (as defined below) and any Additional Shares (as defined below)) are referred to herein as the “Series C Shares.”

1.2 Sale and Issuance of Shares and Warrants

(a) The initial purchase and sale of Series C Shares under this Agreement (the “First Closing”) shall take place remotely via the exchange of documents and signatures on June 29, 2016. At the First Closing, subject to the terms and conditions of this Agreement, the Company will sell and issue to each of the Purchasers, and each Purchaser will purchase, for the purchase price of $1.45 per share (the “Purchase Price”), the number of Series C Shares set forth opposite such Purchaser’s name on Schedule 1 under the heading “Number of Series C Shares.” As an additional inducement to purchase Series C Shares and in consideration of the aggregate purchase price paid for the Series C Shares purchased by such Purchasers, the

Company will issue and sell, subject to Section 1.2(b), such number of Warrants as each such Purchaser is entitled to acquire pursuant to Section 1.2(b). In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) Unless waived by the Purchasers in accordance with Section 11.10, the Purchasers have the right to acquire a Pro Rata Portion (as defined below) of such number of Warrants as is equal to the quotient obtained by dividing the difference between the Financing Milestone (as defined below) and the gross proceeds raised from Financing Activities (as defined below) by the Purchase Price; provided, however, that the Purchasers will only receive such Warrants if, between the date of this Agreement and February 28, 2017 (the “Financing Milestone Deadline”), the Company has not raised an aggregate of $25,000,000 in gross proceeds (the “Financing Milestone”) from (a) the sale of Series C Shares and Warrants pursuant to this Agreement and (b) any payments to the Company prior to the Financing Milestone Deadline pursuant to any business development, licensing or similar agreement, either currently existing or which the Company enters into prior to the Financing Milestone Deadline (clause (a) and (b), together, the “Financing Activities”). For the avoidance of doubt, the Financing Milestone shall not include any payments made by third parties to the Company as reimbursement for research and development expenses, or any payments to the Company pursuant to the Company’s Cost Plus Fixed Fee Contract for Research and Development, dated September 28, 2015, between the Company and ASPR-BARDA. The Board (as defined below) shall determine, in its sole discretion, whether the Company has or has not achieved the Financing Milestone by the Financing Milestone Deadline. For the purposes of this Section 1.2(b), “Pro Rata Portion” shall mean, for each Purchaser, such percentage as is equal the number of Series C Shares such Purchaser purchased under this agreement at the Closing divided by the total number of Series C Shares sold to all the Purchasers under this agreement at the Closing.

(c) After the First Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement, up to 9,318,965 additional shares (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization affecting such shares) of Series C Preferred Stock (the “Additional Shares”), to one or more purchasers reasonably acceptable to Purchasers holding a majority of the then outstanding Series C Shares, provided that (i) such subsequent sale is consummated prior to 60 days after the First Closing and (ii) each Additional Purchaser shall become a party to the Financing Agreements (as defined below), by executing and delivering a counterpart signature page substantially in the form attached to this Agreement. Schedule 1 to this Agreement shall be updated to reflect the number of Additional Shares purchased at each such Closing and the parties purchasing such Additional Shares.

(d) At each Closing, the Company shall deliver to each Purchaser a certificate representing the number of Series C Shares being purchased by and issued to such Purchaser at such Closing, in each case against payment of the Purchase Price by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchasers, including interest, or by any combination of such methods. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Purchaser shall surrender to the Company for cancellation at the Closing any evidence of such indebtedness or shall execute an instrument of cancellation in form and substance acceptable to the Company. Any Purchaser who did not purchase Series C Shares in the First Closing shall become a party to the Financing Agreements (as defined below) by executing and delivering a counterpart signature page to such agreements substantially in the form attached to this Agreement. If the Company does not achieve the Financing Milestone by the Financing Milestone Deadline, each Purchaser’s Warrants shall be certificated within five (5) business days after the Board determines such Financing Milestone has not been achieved and will be deemed issued as of the Financing Milestone Deadline.

1.3 Use of Proceeds. In accordance with the directions of the Company’s board of directors (the “Board”), as it shall be constituted in accordance with the Voting Agreement (as defined below), the Company will use the proceeds from the sale of the Series C Shares for general corporate purposes, including, but not limited to, funding the portion of the VIS410 manufacturing costs and the portion of the planned VIS410 Phase 2b clinical trial in hospitalized patients diagnosed with influenza A that may not be funded by the U.S. Biomedical Advanced Research and Development Authority; advancing current early-stage programs, including VIS-FLX, VIS-GMN and VIS-IGA; and funding new and ongoing research activities, including the continued expansion of the Hierotope platform.

2. Representations of the Company. The Company hereby represents and warrants to each Purchaser that, except as set forth in the Disclosure Schedule attached hereto, the following representations and warranties are true and complete as of such Closing, as applicable, except with respect to any representation or warranty that is expressly made as of a different date, in which case such representation or warranty shall be true and correct as of such date. The Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

2.1 Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property, to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under this Agreement, the Fifth Amended and Restated Voting Agreement, in the form of Exhibit C hereto (the “Voting Agreement”), and the Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, in the form of Exhibit D hereto (the “Right of First Refusal and Co-Sale Agreement” and, collectively with the Voting Agreement and this Agreement, the “Financing Agreements”) and to consummate the transactions contemplated hereby and thereby. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each other foreign jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Authorization. The Financing Agreements and the Warrants constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to and limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws generally applicable to creditors’ rights, (ii) judicial discretion in the availability of equitable relief, and (iii) federal and state securities laws to the extent applicable to the indemnification provision set forth in Section 8 (the “Bankruptcy and Equitable Remedies Exception”). The execution, delivery and performance of the Financing Agreements and the Warrants and the performance of all obligations of the Company thereunder have been duly authorized by all necessary corporate, stockholder or other action of the Company. Prior to any Closing, the Company shall take all necessary corporate action to authorize the (a) issuance, sale and delivery of the Series C Shares to be sold and delivered at such Closing, in accordance with this Agreement, (b) the issuance and delivery of the shares of Common Stock upon conversion of the Series C Shares to be sold at such Closing, (c) the issuance, sale and delivery of the Warrants, to be delivered pursuant to Section 1.2(d), in accordance with this Agreement, and (d) the issuance, sale and delivery of the shares of Common Stock upon conversion of the Warrants.

2.3 Valid Issuance of Stock and Warrants.

(a) The Series C Shares and Warrants, when issued, sold, and delivered in accordance with this Agreement for the consideration set forth on Schedule 1, and the shares of Common Stock issuable upon conversion of the Series C Shares and Warrants, when issued upon such conversion, will be duly and validly issued, fully paid, and nonassessable and, based in part upon the representations of the Purchasers in this Agreement, will (i) be issued in compliance with all applicable U.S. federal and state securities laws, subject to the securities law filings described in Section 2.4 below and (ii) be free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever (other than those created by the Purchasers); provided, however, that such shares may be subject to restrictions on transfer imposed or created under the Financing Agreements or Warrants or by applicable law.

(b) The outstanding shares of Seed Preferred Stock (as defined below), Series A Preferred Stock (as defined below), Series B Preferred Stock (as defined below), and Common Stock were all duly and validly authorized and issued, fully paid, and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

(c) No “bad actor” disqualifying event (a “Disqualification Event”) described in Rule 506(d)(1)(i)-(viii) of the Securities Act of 1993, as amended (the “Securities Act”), is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii)-(iv) or (d)(3) is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506, any Person listed in the first paragraph of Rule 506(d)(1).

2.4 Governmental Consents. The Company is not required to obtain the consent, approval, order, or authorization of, or complete any registration, qualification, designation, declaration, or filing with, any U.S. federal, state, local, or provincial governmental authority in connection with the execution, delivery and performance of the Financing Agreements and Warrants and the consummation of the transactions contemplated thereby, except for certain U.S. federal and state securities law filings that are permitted or required to be filed following any Closing.

2.5 Capitalization. The authorized capital of the Company consists, as of the date hereof (immediately prior to the First Closing), of the following:

(a) Preferred Stock. 88,195,998 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), of which (i) 6,178,926 shares have been designated Seed Convertible Preferred Stock (“Seed Preferred Stock”), 6,091,426 of which are issued and outstanding, (ii) 32,447,072 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred Stock”), all of which are issued and outstanding, (iii) 24,320,000 shares have been designated Series B Convertible Preferred Stock (“Series B Preferred Stock”), 24,000,000 of which are issued and outstanding and (iv) 25,250,000 shares have been designated Series C Preferred Stock, none of which are issued and outstanding. The rights, privileges and preferences of the Seed Preferred Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are as stated in the Restated Certificate.

(b) Common Stock. 126,000,000 shares of Common Stock, of which, as of the date hereof, 18,547,405 shares are issued and outstanding.

(c) The outstanding shares of capital stock of the Company (i) have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable, and (ii) with respect to the outstanding shares of Common Stock held by the holders of at least one percent (1%) or more of the Company’s issued and outstanding securities on an as converted fully diluted basis, are subject to a right of first refusal in favor of the Company upon transfer, subject to standard exceptions. All outstanding securities of the Company held by the holders of at least one percent (1%) or more of the Company’s issued and outstanding securities on an as converted fully diluted basis, including, without limitation, all shares of capital stock of the Company issuable upon conversion or exercise of all convertible or exercisable securities, are subject to a one hundred eighty (180) day “market stand-off” restriction upon an initial public offering of the Company’s securities pursuant to a registration statement filed with the SEC.

(d) The Company has reserved:

(A) 25,250,000 shares of Common Stock for issuance upon the conversion of the Series C Shares;

(B) 88,195,998 shares of Common Stock (as may be adjusted in accordance with the provisions of the Amended and Restated Certificate) for issuance upon conversion of the Preferred Stock; and

(C) 10,903,649 shares of Common Stock authorized for issuance to employees, consultants and directors pursuant to its 2008 Stock Incentive Plan, as amended, of which options to purchase 10,267,303 shares have been granted and are currently outstanding and 636,346 shares of Common Stock remain available for issuance to employees, consultants and directors pursuant to the 2008 Stock Incentive Plan, as amended.

(e) Warrants. 87,500 shares of Seed Preferred Stock, 320,000 shares of Series B Preferred Stock and 4,270,624 shares of Common Stock of the Company have been reserved for issuance upon exercise of warrants issued or potentially to be issued by the Company.

(f) Rights To Acquire Stock. Except as set forth on Section 2.5(f) of the Disclosure Schedule and in the Financing Agreements and Warrants, there are no outstanding options, warrants, rights (including conversion rights, preemptive rights or rights of first refusal) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

(g) Securityholder Lists and Agreements. Set forth in Section 2.5(g)(i) of the Disclosure Schedule is a true and complete list of all securityholders of the Company, showing the number of shares of Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock, Seed Preferred Stock, Common Stock or other securities of the Company held by each such securityholder as of immediately following the First Closing. Except as disclosed in Section 2.5(g)(ii) of the Disclosure Schedule and except as set forth in the Financing Agreements and Warrants, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best knowledge of the Company, between or among any holders of its capital stock, relating to the acquisition (including the redemption by the Company), disposition, registration or voting of the capital stock of the Company or rights for stockholders information about the Company. Except as set forth in Section 2.5(g)(iii) of the Disclosure Schedule and except as set forth in the Financing Agreements and Warrants, the Series C Shares and Warrants covered by this Agreement and the shares of Common Stock issuable upon conversion of the Series C Shares and Warrants are not subject to any preemptive rights or rights of first refusal, and there are no other agreements that provide any person with the right to purchase any shares of capital stock of the Company, regardless of whether such shares are currently outstanding.

(h) Vesting Schedule. Except as set forth in Section 2.5(h) of the Disclosure Schedule, all options granted vest as follows: (i) twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal installments over the next three (3) years or (ii) one hundred percent (100%) of the shares vest in equal monthly installments over the four years following the grant date. Except as set forth in Section 2.5(h) of the Disclosure Schedule, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events. Except as set forth in Section 2.5(h) of the Disclosure Schedule, the Company has no obligation (contingent or otherwise) to purchase or redeem any of its capital stock.

(i) Compliance with Securities Laws. All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable U.S. state and federal laws concerning the issuance of securities.

(j) The Company has obtained valid waivers of any rights by other parties to purchase any of the Series C Shares and Warrants covered by this Agreement.

2.6 Subsidiaries. Except as set forth on Section 2.6 of the Disclosure Schedule, the Company does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.7 Environmental and Safety Laws. The Company is not in material violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required by the Company in order to comply with any such existing statute, law, or regulation.

2.8 Litigation. There is no action, suit, proceeding, or investigation currently pending or, to the best knowledge of the Company, currently threatened against the Company or any of its officers or directors that (i) challenges the validity of the Financing Agreements or Warrants or the authority of the Company to execute the Financing Agreements or Warrants or to consummate the transactions contemplated therein, (ii) might result in any material adverse change in the assets, condition, prospects, or affairs, of the Company, financially or otherwise, or (iii) might result in any material change in the current equity ownership of the Company, nor is the Company aware of any basis for the foregoing. There is no action, suit, proceeding, or investigation by the Company currently pending or that the Company intends to initiate.

2.9 Intellectual Property. Except as set forth in Section 2.9 of the Disclosure Schedule, the Company has sufficient rights in or ownership of all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted (“Company Intellectual Property”), without, to its knowledge, any material conflict with or infringement of the intellectual property rights of others. Section 2.9 of the Disclosure Schedule lists all of the Company’s issued patents, published patent applications and trademarks. Except for the Exclusive Patent License Agreement entered into by the Company and MIT on April 28, 2008, as it may be amended from time to time (the “2008 Patent License Agreement”), and that certain Exclusive Patent License Agreement entered into by the Corporation and MIT on November 15, 2013, as it may be amended from time to time (together with the 2008 Patent License Agreement, the “Patent License Agreements”) and as set forth in Section 2.9 of the Disclosure Schedule, the Company is not bound by or a party to any options, licenses, or agreements with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights, or processes of any other person or entity. The Company has not received any communications alleging that the Company has infringed or misappropriated or, by conducting its business as proposed, would infringe, violate or misappropriate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, or other proprietary rights, or processes of any other person or entity. The Company has satisfied and/or met all milestones and similar requirements set forth in the Patent License

Agreements that, if not so satisfied or met, would result in the termination thereof. The Company has no knowledge that any of its officers, employees or consultants is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or is subject to any judgment, decree, or order of any court or administrative agency, that would interfere with his or her ability to perform his or her intended duties for the Company or that would conflict with the intended business of the Company, the execution and delivery of the Financing Agreements and Warrants, the conduct of the intended duties of officers, employees and consultants of the Company, and to the best knowledge of the Company, the conduct of the business of the Company as currently conducted and as proposed to be conducted, will not conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument which legally binds any of such officers, employees or consultants. The Company does not believe it is or will be necessary to utilize any inventions made by its current officers, employees or consultants prior to their association with the Company, except for inventions covered by the Patent License Agreements.

2.10 Compliance with Other Instruments. The Company is not in violation or default of (i) any provision of the Restated Certificate or its By-Laws, (ii) any legally binding instrument, judgment, order, writ, decree, or contract, other than any such violations or defaults that do not and will not, individually or in the aggregate, have a material adverse effect on the Company or (iii) any provision of federal or state statute, rule, or regulation applicable to the Company, other than any such violations or defaults that do not and will not, individually or in the aggregate, have a material adverse effect on the Company. The execution, delivery, and performance of the Financing Agreements and Warrants and the consummation of the transactions contemplated therein will not, with or without the passage of time and giving of notice, (a) conflict with, nor result in any violation of or default under any such instrument, judgment, order, writ, decree, contract, or provision or (b) give rise to any event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval that applies to the Company, its business or operations, or any of its assets or properties. The Company has not performed any act or failed to perform any act, the occurrence of which would result in the Company’s loss of any right granted under any license or other agreement set forth in the Disclosure Schedule, except where the loss of such right would not, individually or in the aggregate, be reasonably likely to have a material adverse effect on the Company or its assets, liabilities, financial conditions, prospects or operations.

2.11 Contracts and Commitments.

(a) Section 2.11(a) of the Disclosure Schedule contains a list of all agreements, contracts, obligations, or commitments, of any nature to which the Company is a party or by which it or any of its properties are bound, other than the Financing Agreements and Warrants, that are material to the conduct and operations of its business and properties, including any such contracts that are employment contracts; stock redemption or purchase agreements; loan agreements, security agreements and guaranties; licenses, distributor or sales representative agreements; agreements with officers, directors, employees or shareholders of the Company or persons or organizations related to or affiliated with any such persons; leases; agreements relating to product development; or pension, profit-sharing, retirement or stock option plans (collectively, the “Material Contracts”). Each Material Contract constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its respective terms, and is in full force and effect. The Company is not in material default under any Material Contract and there is no state of facts which upon notice or lapse of time or both would constitute such a default. To the best knowledge of the Company, no other party to a Material Contract is in default thereunder and to the best knowledge of the Company, there is no state of facts which upon notice or lapse of time or both would constitute such a default. The performance of each Material Contract by the Company will not violate any other agreement, judgment, order, writ or decree binding upon the Company or materially violate any provision of any federal or state statute, rule or regulation applicable to the Company. To the best of the Company’s knowledge, the performance of each Material Contract by each other party thereto will not violate any other agreement, judgment, order, writ or decree binding upon such other party or materially violate any provision of any federal or state statute, rule or regulation applicable to such other party. The Company is not a party to any contract or arrangement that is reasonably likely to have a material adverse effect on the business, properties, or prospects of the Company.

(b) To the best knowledge of the Company, no employee of the Company is in default under any outstanding contract, obligation, or commitment of such employee with any prior employer. Neither the Company nor, to the best knowledge of the Company, any of its employees, officers, directors or consultants is a party to any contract or agreement, oral or written, that prohibits them from freely competing or engaging in the business of the Company.

(c) A true and complete copy of each Material Contract has been made available to counsel to the Purchasers and the Company.

(d) Except as set forth in the Financing Agreements, the Company is presently not under any obligation, and has not granted any rights, to register under the Securities Act any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

(e) The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

2.12 Related-Party Transactions. No employee, officer, director or consultant of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, directors or consultants of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company where such interest does not exceed one percent (1%) of the outstanding voting stock of any such publicly traded company. Except as set forth on Section 2.12 of the Disclosure Schedule, no officer or director of the Company or member of the immediate family of any officer or director of the Company is directly or indirectly interested in any Material Contract.

Section 2.12 of the Disclosure Schedule sets forth, as of the date hereof (or the date of the relevant Closing), the cash, equity and other compensation paid or promised to be paid to each officer of the Company.

2.13 Permits. The Company has obtained all franchises, permits, licenses, and any similar authority necessary for the conduct of its current operations, the lack of which could materially and adversely affect the business, properties, or financial condition of the Company. The Company is not in violation in any material respect of any of such franchises, permits, licenses, or other similar authority.

2.14 Information Supplied to Purchasers. Neither this Agreement, as qualified by the Schedules, nor any certificate furnished to the Purchasers at any Closing, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no material fact relating to the business, prospects, operations, affairs, or conditions of the Company which adversely affects the same which has not been set forth in this Agreement or in the Schedules or Exhibits. The Company has made available to each Purchaser all the information reasonably available to the Company that such Purchaser has requested for deciding whether to purchase the Series C Shares and Warrants.

2.15 Corporate Documents. The Restated Certificate and By-Laws of the Company are in the form previously provided to the Purchasers.

2.16 Title to Property and Assets. The Company has good title to, or a valid leasehold interest in, all of its material property and assets and none of such property or assets is subject to any mortgages, liens, loans or encumbrances, except (i) for statutory liens for the payment of current taxes that are not yet delinquent and (ii) such encumbrances and liens which arise in the ordinary course of business and which, either singly or in the aggregate, do not materially impair the Company’s ownership or use of such property or assets.

2.17 Financial Statements. The Company has delivered to the Purchasers (a) the unaudited balance sheet of the Company at December 31, 2015 and the related unaudited statements of operations and cash flows for the fiscal year then ended and (b) the unaudited balance sheet of the Company at and for the three-month period ended March 31, 2016 (together, the “Financial Statements”). The Financial Statements are correct and complete in all material respects as of the dates indicated therein, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods indicated therein, and fairly and accurately present the financial position of the Company as of the dates indicated therein, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles (“GAAP”). The Financial Statements have been prepared from the books and records of the Company, which books and records accurately and fairly reflect the financial position of the Company.

2.18 Employee Benefit Plans. Section 2.18 of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) maintained by the Company. Each of such employee benefit plans complies in all material respects with (a) all applicable requirements of ERISA and (b) all applicable requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

2.19 Tax Returns, Payments and Elections. The Company has duly and timely filed all tax returns and tax reports (including information returns and reports) as required by law. Such returns and reports are true and correct in all material respects, including the amount shown as due from the Company. The Company has paid all taxes and other assessments due to the Internal Revenue Service or any state taxing authority. The Company’s tax returns have not been audited by the United States Internal Revenue Service or by any state taxing authority and, to the Company’s knowledge, no such audit has been threatened by any such federal or state authority.

2.20 Corporate Records. The minute books of the Company provided to the Purchasers contain complete records of all meetings and other corporate actions of the Board and the Company’s stockholders since the time of incorporation and reflect all transactions referred to in such minutes and corporate actions accurately in all material respects.

2.21 Proprietary Information and Inventions Agreements. Each current and former employee, consultant and officer of the Company has executed a Proprietary Information and Inventions Agreement in substantially the form attached hereto as Exhibit E, or an agreement containing substantially similar terms, and, except as set forth in Section 2.21 of the Disclosure Schedule, has not excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant thereto. The Company has no knowledge that any of its current or former employees, consultants or officers are in violation of these agreements. Except to the extent assigned, licensed or otherwise transferred to the Company, to the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company.

2.22 Employee Matters.

(a) Except as set forth on Section 2.22(a) of the Disclosure Schedule, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the date hereof or, to the Company’s knowledge, amounts required to be reimbursed to such employees, consultants or independent contractors. To the Company’s knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company. No current or former employee of the Company has initiated or threatened to initiate any action that alleges a violation of federal or state employment law.

(b) To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company and no employee of the Company has been granted the right to continued employment by the Company. Except as set forth on Section 2.22(b) of the Disclosure Schedule, the Company has not granted to any employee the right to any compensation (including without limitation, severance) following termination of employment with the Company. The Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services. For purposes of this Agreement, “Key Employee” means any executive-level employee and vice president-level positions).

(c) The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the share amounts and terms set forth in the minutes of meetings of the Board.

2.23 Qualified Small Business Stock. As of and immediately following any Closing: (i) the Company will be an eligible corporation as defined in Section 1202(e)(4) of the Code, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding any Closing, except for purchases that are disregarded for such purposes under Treasury Regulation Section 1.1202-2 and (iii) the Company’s aggregate gross assets, as defined by Code Section 1202(d)(2), at no time between formation and through the First Closing have exceeded $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3); provided, however, that in no event shall the Company be liable to the Purchasers or any other party for any damages arising from any subsequently proven or identified error in the Company’s determination with respect to the applicability or interpretation of Section 1202 unless such determination shall have been given by the Company in a manner that was either grossly negligent or fraudulent.

2.24 Foreign Corrupt Practices Act. Neither the Company nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

2.25 Government Contracts. The Company has complied in all material respects with all applicable laws, regulations, and provisions of each contract, subcontract and outstanding bid or proposal with any government or any instrumentality or agency thereof (“Government Contracts”). All technical data, computer software and computer software documentation developed, delivered, or used under or in connection with such Government Contracts have been properly and sufficiently marked and protected so that no more than the minimum rights or licenses required under applicable laws, regulations and Government Contract terms, if any, have been provided.

2.26 Insurance. The Company has in full force and effect fire and casualty insurance policies with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.27 Section 83(b) Elections. To the Company’s knowledge, all elections and notices under Section 83(b) of the Code have been or will be timely filed by all individuals who have acquired unvested shares of the Common Stock.

3. Representations of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company, as of each Closing, as follows:

3.1 Authorization. The Purchaser has full power and authority to enter into and perform its obligations under the Financing Agreements and Warrants in accordance with their terms. Any Purchaser which is a corporation, limited liability company, partnership, foundation or trust represents that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company. The Financing Agreements and Warrants constitute valid and legally binding obligations of the Purchaser, enforceable against such Purchaser in accordance with their terms, subject to and limited by the Bankruptcy and Equitable Remedies Exception.

3.2 Purchase Entirely for Own Account. This Agreement is made with each Purchaser in reliance in part upon such Purchaser’s representation to the Company, which such Purchaser hereby confirms by execution of this Agreement, that the Series C Shares to be received, and the Warrants that may be received, by the Purchaser and the shares of Common Stock into which the Series C Shares and Warrants may be converted (collectively, the “Securities”) will be acquired for investment for Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that, other than normal duties under any partnership agreement under which Purchaser may have been formed, such Purchaser does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Purchaser has received all the information that it considers necessary or appropriate for deciding whether to purchase the Series C Shares and Warrants. Purchaser further represents that it has had sufficient opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Shares and Warrants. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4 Investment Experience. Purchaser acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

3.5 Accredited Investor. Purchaser is an “accredited investor” within the meaning of SEC Rule 501(a) of Regulation D promulgated under the Securities Act.

3.6 Restricted Securities. Purchaser understands that the Securities it is purchasing are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this regard, Purchaser represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.7 No Public Market. The Purchaser understands that no public market now exists for the Securities, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.8 Legends. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities may bear one or more of the following legends:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

(c) Any legend set forth in, or required by, the other Financing Agreements or Warrants.

(d) Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

4. Conditions to the Obligations of the Purchasers. The obligations of the Purchasers under this Agreement at each Closing are subject to the fulfillment, or waiver by the Purchasers, of each of the following conditions of the Company on or before such Closing:

4.1 Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true as of such Closing (or such other date as specified in Section 2) with the same effect as though such representations and warranties had been made on and as of the date of such Closing (or such other date as specified in Section 2), except as set forth in the Disclosure Schedule delivered by the Company in connection with such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by the Company as of such Closing.

4.3 Opinion of Counsel. In the case of the First Closing, the Purchasers shall have received an opinion from WilmerHale LLP, counsel to the Company, dated as of the First Closing, addressed to the Purchasers, and substantially in the form of Exhibit F hereto.

4.4 Securities Law Approvals. The Company shall have received all requisite approvals, if any, of the securities authorities of each jurisdiction in which such approval is required, and such approvals shall be in full force and effect as of such Closing.

4.5 Voting Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the requisite other stockholders of the Company named as parties thereto shall have executed and delivered the Voting Agreement.

4.6 Right of First Refusal and Co-Sale Agreement. The Company, each Purchaser (other than the Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the requisite other stockholders of the Company named as parties thereto shall have executed and delivered the Right of First Refusal and Co-Sale Agreement.

4.7 Certificates and Documents. The Company shall have delivered to counsel to the Purchasers:

(a) a copy of the Restated Certificate as in effect immediately prior to the First Closing, certified by the Secretary of State of the State of Delaware and certificates, as of the most recent practicable date, of the Secretary of State of the State of Delaware and the Commonwealth of Massachusetts as to the Company’s corporate good standing and qualification to do business as a foreign corporation, respectively; and

(b) a certificate of the Secretary of the Company dated as of such Closing, certifying as to (i) the incumbency of officers of the Company executing the Financing Agreements and Warrants and all other documents executed and delivered in connection herewith, (ii) a copy of the By-Laws of the Company, as in effect as of such Closing, (iii) a copy of the resolutions of the Board authorizing and approving the Company’s execution, delivery, and performance of the Financing Agreements and Warrants, all matters in connection with the Financing Agreements and Warrants, and the transactions contemplated thereby and a statement to the effect that such resolutions are in full force and (iv) a copy of the resolutions of the stockholders of the Company authorizing and approving the filing of the Restated Certificate.

4.8 Management Rights Letter. The Company shall execute and deliver a management rights letter to any Purchaser so requesting, in the form reasonably satisfactory to such Purchaser(s).

4.9 Compliance Certificate. The President of the Company shall deliver to the Purchasers at such Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.10 Board of Directors. As of the First Closing, the authorized size of the Board shall be ten (10) members, and the Board shall be comprised of Lincoln Chee Wang Jin, Bernadette Connaughton, Alan L. Crane, Steven Holtzman, Edwin M. Kania, Jr., Brian Pereira, Ram Sasisekharan and Akshay Vaishnaw, with two vacancies.

4.11 Indemnification Agreements. The Company and each individual who was not a director of the Company prior to the First Closing but who shall become a director of the Company effective upon the First Closing shall have executed and delivered an indemnification agreement in the form attached as Exhibit G.

4.12 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of such Closing or of the transactions contemplated hereby or by the other Financing Agreements or Warrants, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Purchasers, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

4.13 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at such Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

5. Conditions to Obligations of the Company. The obligations of the Company under this Agreement are subject to the fulfillment, or waiver by the Company, of each of the following conditions of the Purchasers purchasing shares at such Closing, on or before such Closing:

5.1 Representations and Warranties. The representations and warranties of each Purchaser contained in this Agreement shall be true as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Payment of Purchase Price. Each Purchaser shall have delivered the purchase price in the amount specified with respect to such Purchaser in Schedule 1 for all Shares purchased by such Purchaser at such Closing.

5.3 Absence of Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by any governmental or regulatory body, to restrain, modify or prevent the carrying out of such Closing or of the transactions contemplated hereby or by the other Financing Agreements and Warrants, or to seek damages or a discovery order in connection with such transactions, or that has or may have, in the reasonable opinion of the Company, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of the Company.

5.4 Other Matters. All corporate and other proceedings in connection with the transactions contemplated at the applicable Closing by this Agreement, and all documents and instruments incident to such transactions, shall be reasonably satisfactory in substance and form to the Company and its counsel.

6. Covenants of the Company. The Company covenants and agrees that so long as twenty percent (20%) of the shares of Preferred Stock outstanding as of the date hereof (after giving effect to the transactions contemplated to occur at the First Closing), or shares of Common Stock issued upon conversion thereof, remain outstanding, it will perform and observe the following covenants and provisions:

6.1 Financial Statements. The Company will maintain books of account in accordance with GAAP applied on a consistent basis, keep full and complete financial records, and furnish the following reports to each holder of at least 1,000,000 shares of Preferred Stock (each, a “Preferred Investor,” and together, the “Preferred Investors”):

(a) beginning with the financial statements for the fiscal year ending December 31, 2016, as soon as practicable, but in any event within one hundred eighty (180) days after the end of the applicable fiscal year, an income statement for such fiscal year, a balance sheet of the Company, a statement of cash flows and a statement of stockholders’ equity as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with GAAP, and audited and certified by independent public accountants of nationally recognized standing selected by the Company and approved by the Requisite Preferred Directors (as defined below);

(b) as soon as practicable, but in any event within thirty (30) days after the end of each month and within forty five (45) days after the end of each of the first three quarters of each fiscal year of the Company, an unaudited income statement for such month or quarter, as applicable, a balance sheet as of the end of such month or quarter, as applicable, and a statement of cash flows as of the end of such month or quarter, as applicable; and

(c) such other financial information of the Company as such Preferred Investor may reasonably request, including certificates of the principal financial officer of the Company concerning compliance with the covenants of the Company under this Section 6.

6.2 Operating Plan; Other Reporting. The Company will prepare and deliver to each Preferred Investor at least thirty (30) days prior to the end of each fiscal year, an annual operating plan (including a budget) prepared on a monthly basis and, promptly after preparation, any revisions to such operating plan. In addition, the Company will promptly provide to each Preferred Investor other customary information and materials, including reports of adverse developments, management letters, communications with stockholders or directors, press releases, and registration statements.

6.3 Inspection. The Company shall, upon reasonable prior notice to the Company, permit authorized representatives of the Preferred Investors to visit and inspect any of the properties of the Company including its books of account (and to make copies thereof and take extracts therefrom), and to discuss the affairs, finances, and accounts of the Company with its officers, administrative employees, and independent accountants, all at the expense of such Preferred Investors and at such reasonable times and as often as may be reasonably requested.

6.4 Employee Agreements. The Company shall require all its present and future employees and consultants to enter into suitable agreements with provisions governing, among other things, the protection of confidential information, assignment of intellectual property, competition with the Company, development rights and non-solicitation of the Company’s employees and consultants. The agreements relating to competition with the Company and non-solicitation of the Company’s employees and consultants shall be, to the extent permitted by applicable state law, for terms of not less than a period of twelve (12) months from the date of termination of employment of any such employee or consultant with the Company. The Company shall require all employees to execute and deliver a Proprietary Information and Inventions Agreement substantially in the form attached hereto as Exhibit E.

6.5 Employee Stock Options. Except as otherwise approved by the Board, including the Requisite Preferred Directors, any stock options or restricted stock awards granted by the Company to its employees shall vest according to one of the following schedules: (a) 1/4th of the total number of shares subject to a stock option will vest on the first anniversary of the date such option was granted and 1/48th of such number of shares will vest for each month of continuous service thereafter over the next 36 months or (b) 1/48th of the number of shares subject to a stock option will vest ratably for each month of continuous service for 48 months. For purposes of this Agreement, the term “Requisite Preferred Directors” shall mean (i) all of the Preferred Directors at such times as there are four (4) or fewer Preferred Directors sitting on the Board, (ii) four (4) of the Preferred Directors at such times as there are five (5) Preferred Directors sitting on the Board, and (iii) a majority of the Preferred Directors at such times as there are six (6) or more Preferred Directors. The term “Preferred Directors” shall have the meaning ascribed thereto in the Voting Agreement.

6.6 Reservation of Conversion Stock. The Company will, upon any increase in the number of shares of Common Stock issuable upon conversion of the Preferred Stock or any other security convertible into Common Stock, reserve additional shares of Common Stock for issuance upon such conversion, so that the number of shares of Common Stock so reserved will be adequate in the event of such conversion.

6.7 Board Meetings. The Company agrees to hold meetings of its Board at least on a quarterly basis or as agreed by the directors, including the Requisite Preferred Directors.

6.8 Qualified Small Business Stock. The Company shall submit to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the related Treasury Regulations. In addition, within a commercially reasonable time after any Preferred Investor has delivered to the Company a written request therefor, the Company shall deliver to such Preferred Investor a written statement indicating whether, to the knowledge of the Company, such Preferred Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code, or, at the election of the Company, a written statement containing such factual information available to the Company as may be reasonably required by the Preferred Investor to permit the Preferred Investor or the Preferred Investor’s advisors to determine whether the Preferred Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

7. Participation Rights.

7.1 Definitions.

(a) “New Securities” shall mean (i) any capital stock of the Company whether or not currently authorized, (ii) all Options and (iii) all Convertible Securities. For purposes of this Section 7.1, “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as hereafter defined) and “Convertible Securities” shall mean any evidences of indebtedness, shares (other than Common Stock or other stock issued on conversion of the Preferred Stock) or other securities, including preferred stock, directly or indirectly convertible into or exchangeable for capital stock of the Company or other securities convertible into capital stock of the Company, but excluding Options. Notwithstanding the foregoing, the term “New Securities” shall not include the issuances or deemed issuances listed in Article Fourth, Section 3.3(d)(i)(4)(A)-(L) of the Restated Certificate.

(b) “Preferred Holder” shall include, for the purposes of this Section 7, the general partners, officers, or other affiliates of such Preferred Holder, and a Preferred Holder may apportion its Pro Rata Share (as defined in Section 7.2 below) among itself and such general partners, officers, and other affiliates in such proportions as it deems appropriate.

7.2 Participation Right. So long as at least fifteen percent (15%) of the shares of Preferred Stock outstanding on the date hereof remain outstanding (after giving effect to the transactions contemplated to occur at the First Closing), each Preferred Holder (as defined below) shall be entitled to a right to purchase, on a pro rata basis, all or any part of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. Such Preferred Holder’s pro rata share (the “Pro Rata Share”) shall equal the product of (a) the New Securities being issued, multiplied by (b) a fraction, the numerator of which is the sum of (i) the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock then held by such Preferred Holder and (ii) the number of Common Shares then held by such Preferred Holder that were sold and issued to such Preferred Holder pursuant to Section 1.2 of that certain Amended and Restated Series B Convertible Preferred Stock Purchase Agreement, by and among the Company and certain of its stockholders, dated May 15, 2014, as amended (the “Series B Stock Purchase Agreement”), and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon (x) conversion of then outstanding Preferred Stock; or other Convertible Securities and (y) exercise of then outstanding Options.

7.3 Notice; Exercise of Right. In the event the Company intends to issue New Securities, it shall give each Preferred Holder written notice of such intention, describing the type of New Securities to be issued, the price thereof, and the general terms upon which the Company proposes to effect such issuance (the “Sale Notice”). Each Preferred Holder shall have twenty (20) days from the date of any Sale Notice to agree to purchase all or part of its Pro Rata Share of such New Securities for the price and upon the general terms and conditions specified in the Sale Notice by giving written notice to the Company stating the quantity of New Securities to be so purchased (the “Exercise Notice”); provided, however, that in the event that the transaction described in a Sale Notice involves in whole or in part the payment of non-cash consideration, or the payment of consideration over time, the Preferred Holders shall have the right to elect, upon exercise of their rights set forth in this Section 7, to pay to the Company in full consideration for the New Securities the market price of such securities which shall be the present cash value of the consideration described in the Sale Notice as determined by the Board in good faith.

7.4 Overallotment. In the event any Preferred Holder fails to exercise its right to purchase its Pro Rata Share of New Securities, each Preferred Holder who delivered an Exercise Notice for such Preferred Holder’s total Pro Rata Share of New Securities (an “Overallotment Purchaser”) shall have a right to purchase such Overallotment Purchaser’s pro rata share of the New Securities with respect to which Preferred Holders have failed to exercise their rights hereunder (the “Remaining New Securities”). In such case, within twenty-five (25) days after the date of the Sale Notice, the Company shall provide written notice (the “Overallotment Notice”) to each Overallotment Purchaser, which shall state the total amount of Remaining New Securities, and the pro rata portion of such Remaining New Securities which each Overallotment Purchaser is entitled to purchase. Each Overallotment Purchaser wishing to purchase such Remaining Securities shall amend such Overallotment Purchaser’s Exercise Notice in writing within ten (10) days from the date of the Overallotment Notice. For the purpose of this Section 7.4, an Overallotment Purchaser’s pro rata share of the Remaining New Securities shall be calculated as provided in Section 7.2, except that the denominator of the fraction shall be the sum of the total number of shares of Common Stock issued or issuable upon conversion of shares of Preferred Stock held by all of the Overallotment Purchasers and the total number of Common Shares then held by such Overallotment Purchaser that were sold and issued to such Overallotment Purchaser pursuant to Section 1.2 of the Series B Stock Purchase Agreement, but shall exclude shares of Common Stock issuable on conversion of other preferred stock or other convertible securities or on exercise of options, rights, or warrants.

7.5 Closing. The closing of the purchase of New Securities by the Preferred Holders exercising their rights hereunder (“Participating Purchasers”) shall take place at such location, date and time as the parties shall agree but not later than the later of (i) sixty (60) days following the date of the Sale Notice or (ii) thirty (30) days following the date of the Overallotment Notice. At the closing, the Company shall deliver to the Participating Purchasers certificates representing all of the New Securities to be purchased and such other agreements executed by the Company which grant any rights or privileges to the Participating Purchasers as are being granted to the other purchasers in such issuance, and in any event, at the request of the Participating Purchasers, a duly executed certificate reasonably satisfactory to the Participating Purchasers containing a representation and warranty that, upon issuance or transfer of such securities to the Participating Purchasers that the Participating Purchasers will be the legal and beneficial owners of such securities with good title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances and demands whatsoever, and that the Company has the absolute right to issue or transfer such securities to the Participating Purchasers without the consent or approval of any other person. At the closing, the Participating Purchasers shall deliver to the Company (i) payment for the New Securities and (ii) such other agreements executed by the other purchasers in such issuance which include representations by such purchasers to the Company or restrict such purchaser’s rights with respect to the New Securities, and in any event, at the request of the Company, a duly executed certificate reasonably satisfactory to the Company containing such representations and warranties of the Participating Purchasers with respect to federal and state securities laws. The certificates representing the equity securities may contain a legend stating that they are issued subject to the registration requirements of the Securities Act and applicable state securities laws.

7.6 Failure to Exercise Right. In the event the Preferred Holders fail to exercise the foregoing participation right with respect to any New Securities within the periods specified by Sections 7.3 and 7.4 above, the Company may within one hundred and twenty (120) days after the delivery of the Sale Notice sell any or all of such New Securities not agreed to be purchased by the Preferred Holders, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Sale Notice. In the event the Company has not sold such New Securities within such 120-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Preferred Holders in the manner provided in Section 7.3.

7.7 Transfer of Participation Right. The participation right set forth in this Section 7 may not be assigned or transferred, except that (i) such right is assignable by each Preferred Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Preferred Holder, (ii) such right is assignable between and among any of the Preferred Holders, (iii) such right is assignable by a Preferred Holder that is a venture capital fund to an affiliated venture capital fund or partner or retired partner of such fund and (iv) such right is assignable to a holder of Registrable Securities (as defined below).

8. Registration Rights. The Company covenants and agrees as follows:

8.1 Definitions. As used in this Section 8, the following terms shall have the following meanings:

(a) “Act” means the Securities Act of 1933, as amended.

(b) “Form S-1” means such form under the Act as in effect on the date hereof, or any registration form under the Act subsequently adopted by the SEC which permits the registration of securities under the Act for which no other form is authorized or prescribed.

(c) “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(d) “Preferred Holder” means (i) a Purchaser and any persons or entities to whom the rights granted under this Section 8 are transferred by the Purchaser,

(ii) permitted transferees, successors or assigns as permitted under Section 9 below, (iii) a holder of shares of Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock, (iv) with respect to Sections 8.2 to 8.13 inclusive (the “Applicable Sections”) only, a holder of shares of Common Stock issued upon conversion of Seed Preferred Stock, Series A Preferred Stock or Series B Preferred Stock, (v) with respect to the Applicable Sections only, Pacific Western Bank and any registered assigns to which it transfers the rights granted under this Section 8 in accordance with Section 9(b) hereof (the “Pacific Western Entities”), (vi) with respect to the Applicable Sections only, Oxford Finance LLC and any registered assigns to which it transfers the rights granted under this Section 8 in accordance with Section 9(b) hereof (the “Oxford Entities”) and (vii) with respect to the Applicable Sections only, Lighthouse Capital Partners VI, L.P. and any registered assigns to which it transfers the rights granted under this Section 8 in accordance with Section 9(b) hereof (“Lighthouse”); provided, however, that none of the Pacific Western Entities, the Oxford Entities or Lighthouse shall be permitted to be an Initiating Holder (as hereinafter defined) under Section 8.2.

(e) “Holders” means (i) a Preferred Holder, including the Pacific Western Entities, the Oxford Entities and Lighthouse for purposes of the Applicable Sections and (ii) Ram Sasisekharan, Alan L. Crane, The Crane Family Irrevocable Trust – 2002, the Sasisekharan Family 2006 Irrevocable Trust, the Sasisekharan Parents 2006 Irrevocable Trust, the Narayanasami Parents 2006 Irrevocable Trust, S. Raguram and Mahesh Narayanasami and their Permitted Transferees (the “Founder Holders”).

(f) “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, nephew, niece, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and shall include adoptive relationships.

(g) “Permitted Transferee” means, with respect to the Founder Holders, (i) any member or members of a Founder Holder’s or such Founder Holder’s spouse’s Immediate Family to whom Registrable Securities are transferred; and (ii) any trust to which Registrable Securities are transferred (A) in respect of which such Founder Holder serves as trustee, provided that the trust instrument governing such trust shall provide that such Founder Holder, as trustee, shall retain sole and exclusive control over the voting and disposition of such Registrable Securities until the termination of this Section 8 or (B) for the benefit solely of any member or members of such Founder Holder’s or such Founder Holder’s spouse’s Immediate Family; provided, that no person or entity shall be a Permitted Transferee unless (x) a written notice is furnished to the Company at the time of such transfer stating the name and address of the transferee and identifying the Registrable Securities with respect to which such rights are being assigned and (y) the transferee agrees in writing to become bound by the terms and conditions of this agreement with respect to such Registrable Securities.

(h) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(i) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(j) “Registrable Securities” means (i) the Common Stock held by the Founder Holders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, (iii) the Common Shares issued pursuant to Section 1.2 of the Series B Stock Purchase Agreement, (iv) the Common Stock issued or issuable upon conversion of the shares of Preferred Stock issued or issuable upon exercise of the Warrants to Purchase Stock issued by the Company to Pacific Western Bank and Oxford Finance LLC (the “Warrants”) in connection with that certain Loan and Security Agreement, dated as of September 9, 2014, as amended, among the Company, Pacific Western Bank and Oxford Finance LLC or, at all times when the Class (as defined in the Warrants) shall be Common Stock, the shares of Common Stock issued and issuable upon exercise or conversion of the Warrants, (v) any additional shares of Common Stock issued to Pacific Western Bank or Oxford Finance LLC in connection with the exercise of the Warrants, (vi) the Common Stock issued or issuable upon conversion of the shares of Preferred Stock issued or issuable upon exercise of the Preferred Stock Purchase Warrants issued by the Company to Lighthouse (the “Lighthouse Warrants”) or, at all times when the Lighthouse Warrants are exercisable for Common Stock pursuant to their terms, the shares of Common Stock issued and issuable upon exercise of the Lighthouse Warrants, (vii) the Common Stock issued or issuable upon exercise of the Warrants, which may be issued pursuant to Section 1.2(b) of this Agreement and (viii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a stock split, dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (vi) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 8 are not properly assigned.

(k) “Outstanding Registrable Securities” shall mean the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(l) “SEC” shall mean the U.S. Securities and Exchange Commission.

8.2 Demand Registration.

(a) If the Company shall receive, at any time after the earlier of (i) four years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the Company’s first underwritten public offering of its common stock under the Act (such offering, the “IPO”), a written notice from the Preferred Holders holding at least fifty percent (50%) of the Outstanding Registrable Securities then held by Preferred Holders requesting that the Company effect a registration statement under the Act with respect to all or a part of the Registrable Securities held by such Preferred Holder or Preferred Holders, then the Company shall:

(i) within ten (10) days of the receipt thereof, give written notice of such request to all Preferred Holders, other than the Initiating Holders (as defined below) (the “Demand Notice”); and

(ii) use its best efforts to effect as soon as practicable, and in any event within ninety (90) days of the receipt of such request by the Initiating Holders, the registration under the Act of all Registrable Securities which the Preferred Holders request to be registered, by notice to the Company within thirty (30) days of the mailing of the Demand Notice sent by the Company in accordance with Section 8.2(a)(i), subject to the limitations of subsections 8.2(b), 8.2(c) and 8.2(d).

(b) If the Preferred Holders initiating the registration request hereunder (“Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 8.2(a) and the Company shall include such information in the Demand Notice. The underwriter will be selected by the Company and shall be reasonably acceptable to the Initiating Holders holding a majority of the Outstanding Registrable Securities requested to be included in such registration. In such event, the right of any Preferred Holder to include Registrable Securities in such registration shall be conditioned upon such Preferred Holder’s participation in such underwriting and the inclusion of such Preferred Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Preferred Holder) to the extent provided herein. All Preferred Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection (e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 8.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Preferred Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Preferred Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Preferred Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Preferred Holders requesting registration pursuant to this Section 8.2 a certificate signed by the President of the Company stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to be filed or to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Act or 1934 Act, then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after receipt of the request of the Initiating Holders.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 8.2 after the Company has effected two (2) registrations on Form S-1 pursuant to this Section 8.2 and each such registration statement has been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(e) No incidental right under this Section 8.2 shall be construed to limit any registration required under Section 8.3 or Section 8.4 herein.

8.3 “Piggy-Back” Registration.

(a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash, other than (i) a registration relating solely to the sale of securities to participants in a stock plan, (ii) a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or (iii) a registration on Form S-4 (or any successor form) relating solely to a transaction pursuant to the SEC’s Rule 145 (each of (i)-(iii), an “Excluded Registration”), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after the mailing of such notice by the Company in accordance with Section 11.7, the Company shall, subject to the provisions of subsection 8.3(b), cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 8.3 to include any of the Holders’ securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold (other than by the Company) that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering; provided, however, there shall first be excluded from such registration statement all shares of Common Stock sought to be included therein by (i) any director, consultant, officer, or employee of the Company or any subsidiary thereof other than the Founder Holders and (ii) stockholders exercising any contractual or incidental registration rights subordinate and junior to the rights of the Preferred Holders of Registrable Securities. If after such shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then there shall second be excluded from such registration statement all shares of Common Stock sought to be included therein by the Founder Holders. If after such additional shares are excluded, the underwriters shall determine in their sole discretion that the number of securities which remain to be included in the offering exceeds the amount of securities to be sold that the underwriters determine is compatible with the success of the offering, then the Registrable Securities to be included, if any, shall be apportioned pro rata among the Holders other than Founder Holders providing notice of their desire to participate in the offering according to the total amount of securities entitled to be included therein owned by each such selling Holder or in such other proportions as shall mutually be agreed to by such Holders, provided, however, that no exclusion of such Holders’ Registrable Securities shall be made unless all other stockholders’ securities are first excluded. For purposes of the preceding sentence concerning apportionment, for any selling Holder which is a partnership or corporation, the partners, retired partners, and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro-rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling Holder,” as defined in this sentence.

(c) No incidental right under this Section 8.3 shall be construed to limit any registration required under Section 8.2 or Section 8.4 herein.

8.4 Form S-3 Registration. In case the Company shall receive from one or more Preferred Holders that, individually or together with such Preferred Holder’s affiliates, hold at least $10,000,000 of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Preferred Holder(s), the Company agrees:

(a) to promptly give written notice of the proposed registration (the “S-3 Notice”) to all other Preferred Holders, if any; and

(b) as soon as practicable after receiving such a request, use its commercially reasonable efforts to effect such registration as would permit or facilitate the sale and distribution of all or such portion of such Preferred Holder’s or Preferred Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Preferred Holder(s) joining in such request as are specified in a written request given within fifteen (15) days after the S-3 Notice is given by the Company; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 8.4 (i) if Form S-3 is not available for such offering by the Preferred Holder(s); (ii) if the Preferred Holder(s), together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000; (iii) if the Company shall furnish to the Preferred Holder(s) a certificate signed by the President of the Company stating that it would be in the good faith judgment of the underwriters materially detrimental to the Company and its stockholders for such registration statement to be filed or to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (x) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (y) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (z) render the Company unable to comply with requirements under the Act or 1934 Act, then the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Preferred Holder(s) under this Section 8.4; provided, however, that the Company shall not utilize this right more than once in any eighteen month period and provided further that the Company shall not register any securities for its own account or that of any other stockholder during such sixty (60) day period (or such shorter period during which registration of the Preferred Holders’ Registrable Securities is defered pursuant to clauses 8.4(b)(iii)(x) through 8.4(b)(iii)(y), above), other than an Excluded Registration; or (iv) if the Company has effected two (2) registrations on Form S-3 (or its then equivalent) pursuant to this Section 8.4 within the previous 12-month period and such registrations have been declared or ordered effective and the sales of Registrable Securities under such registration statement have closed.

(c) Registrations effected pursuant to this Section 8.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 8.2 or 8.3, respectively.

8.5 Obligations of the Company. Whenever required under this Section 8 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible (but subject to providing counsel to the Holders with a reasonable opportunity to review and comment on all documents):

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold or could be sold without restriction under SEC Rule 144(b)(1)(i); provided, that SEC Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis; and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Act or (y) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (x) and (y) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement in accordance with each Holder’s intended method of disposition.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holders.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders and any managing underwriter; provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Promptly notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act as a result of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 8, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 8, if such securities are being sold through underwriters, copies of (i) the opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration given to the underwriters in such underwritten public offering, which opinion shall be in such form as is reasonably satisfactory to counsel to the underwriters, and (ii) the letter dated as of such date, from the independent certified public accountants of the Company, to the underwriters in such underwritten public offering, addressed to the underwriters, which letter shall be in such form as is reasonably satisfactory to counsel to the underwriters.

(j) promptly make available for inspection by the selling Holders, any underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling

Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(k) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

8.6 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 8 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

8.7 Expenses of Demand and S-3 Registrations. The Company shall pay all expenses other than underwriting discounts and commissions incurred in connection with registrations, filings, or qualifications pursuant to Sections 8.2 and 8.4, including (i) all registration, filing, and qualification fees (including filing fees with the SEC, fees due to the Financial Industry Regulatory Authority and fees due for listing on any stock exchange); (ii) printers and accounting fees; (iii) fees and disbursements of counsel for the Company; and (iv) the reasonable fees and disbursements of one counsel for the selling Preferred Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 8.2 or 8.4 if the registration request is subsequently withdrawn at the request of the holders of a majority of the Registrable Securities then held by Preferred Holders to be registered (in which case all Preferred Holders participating in the aborted registration shall bear such expenses on a pro rata basis in accordance with the number of Registrable Securities requested to be registered by such Preferred Holders), unless the holders of a majority of the Registrable Securities then held by Preferred Holders agree to forfeit their rights to one registration under, as the case may be, Section 8.2 (demand registration) or Section 8.4 (S-3 registration); provided further, however, that if at the time of such withdrawal, the Preferred Holders have either (i) learned of a material adverse change in the condition or business, or prospects of the Company from that known to the Preferred Holders at the time of their request or (ii) been informed by the underwriters of such registration that more than twenty percent (20%) of the Registrable Securities requested for registration shall not be includable therein due to market factors, and in either such case the Preferred Holders have withdrawn the request with reasonable promptness following such disclosure, then the Preferred Holders shall not be required to pay such expenses and shall retain their rights pursuant to Sections 8.2 and 8.4.

8.8 Expenses of “Piggy-Back” Registration. The Company shall pay all expenses incurred in connection with any registration, filing, or qualification of Registrable Securities with respect to the registrations pursuant to Section 8.3 for each Holder, including all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to the Registrable Securities.

8.9 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 8.

8.10 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 8:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder, the members, partners, officers, directors and stockholders of each Holder, and each person (if any) who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities, joint or several, to which they may become subject under the Act, the 1934 Act, other federal or state law, or the laws of any other jurisdiction insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”) (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law, or any rule or regulation promulgated under the Act, the 1934 Act, or any state securities law; and the Company will pay to each such Holder, underwriter, controlling person, or other aforementioned person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person, or other aforementioned person,.

(b) To the extent permitted by law, each selling Holder severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers, each person (if any) who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement, and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities, joint or several to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 8.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and further provided that in no event shall any indemnity under this subsection 8.10(b) exceed the proceeds from the offering received by such Holder (net of any selling expenses paid by such Holder).

(c) Promptly after receipt by an indemnified party under this Section 8.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel and participate in the defense, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if and only to the extent materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 8.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.10.

(d) If the indemnification provided for in this Section 8.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, action or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, action or expense (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements, omissions or violations that resulted in such loss, liability, claim, damage, action or expense as well as any other relevant equitable considerations; provided, however, that no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 8.10(b), shall exceed the proceeds from the offering received by such Holder (net of any selling expenses paid by such Holder). The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of competent jurisdiction by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 8.10(d), when combined with the amounts paid or payable by such Holder pursuant to Section 8.10(b), exceed the proceeds from the offering received by such Holder (net of any selling expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control; provided, however, that the failure of the underwriting agreement to address a provision addressed in this Agreement shall not be deemed a conflict.

(f) Unless otherwise superseded by an underwriting agreement as provided in Section 8.10(e) above, the obligations of the Company and Holders under this Section 8.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 8, and otherwise shall survive termination of this Agreement.

8.11 Reports Under the 1934 Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts:

(a) to make and keep available public information, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) to take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) to furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to Form S-3.

8.12 “Market Stand-Off” Agreement. Each Holder hereby agrees that, during a period of 180 days following the effective date of a registration statement of the Company filed under the Act relating to the IPO of the Company, or (to the extent that the company is not an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act, as amended)) such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports, and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in or policies required by FINRA Rule 2241(b)(2)(I) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (such period, the “Lock-Up Period”), such Holder shall not, to the extent requested by the Company and such managing underwriter(s) (other than with the prior written consent of the managing underwriter(s)), directly or indirectly sell, offer to sell, contract to sell (including any short sale), grant any option to purchase, or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that all officers and directors of the Company, Founder Holders and stockholders holding in excess of one percent (1%) of the outstanding Common Stock of the Company (treating all Preferred Stock on an as-converted to Common Stock basis) enter into similar agreements. Any discretionary waiver or termination by the Company or the underwriters of the restrictions described in this Section 8.12 as applied to any Holder, officer or director or stockholder holding in excess of one percent (1%) of the outstanding Common Stock of the Company (treating all Preferred Stock on an as-converted to Common Stock basis) (the “Subject Parties”) shall apply pro rata to all Holders subject to such restrictions, based on the number of shares held by each Holder that are subject to such restrictions, except that, notwithstanding the foregoing, the Company and the underwriters may, in their sole discretion, waive or terminate these restrictions with respect to (i) the exercise or conversion of stock options, warrants and other convertible securities that would otherwise expire during the Lock-Up Period and (ii) up to an aggregate of 100,000 shares of Common Stock held by the Subject Parties.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of a Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 8.12 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

8.13 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Preferred Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to any Additional Purchaser who becomes a party to this Agreement in accordance with Section 1.2(b).

8.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 8 following the earliest to occur of:

(a) when all of such Holder’s Registrable Securities have been sold;

(b) when (i) the Company has completed its IPO and (ii) all of such Holder’s (and its affiliates’) Registrable Securities may be sold without restriction under SEC Rule 144(b)(1)(i); and

(c) the fifth anniversary of the IPO.

9. Transfers and Assignment.

9.1 Assignment of Certain Rights.

(a) The rights granted to the Preferred Holders under Sections 7 and 8 of this Agreement may be transferred or assigned to (i) any other Preferred Investor or any current or former general or limited partner, retired partner, member, shareholder, parent, child, spouse, trust or other affiliate of any Preferred Investor, (ii) any Permitted Transferees or (iii) any other person or entity that acquires at least 25% of the transferor’s Registrable Securities.

(b) Notwithstanding anything to the contrary in clause 9(a) above, (i) no such transfer or assignment may be made to a party that is reasonably deemed a competitor of the Company by the Board, (ii) the Company must be, within a reasonable time after such transfer or assignment, furnished with written notice of the transfer or assignment, including the name and address of such transferee or assignee; and (iii) no such transfer or assignment may be made unless such transferee or assignee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Section 8.12.

9.2 Subsequent Transfers. A transferee to whom rights are transferred or assigned pursuant to this Section 9 may not again transfer or assign such rights to any other person or entity, other than as provided in Section 9.1 above.

10. Confidentiality.

10.1 Confidential Information. Each Preferred Holder and Founder Holder agrees that such Preferred Holder or Founder Holder shall keep confidential and shall not disclose or use (other than to monitor its investment in the Company) this Agreement and all Schedules and Exhibits hereto, the Financing Agreements and Warrants, and all other documents delivered in connection with any Closing, and also any confidential, proprietary, or secret information that it has or may obtain from the Company, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 10 by such Preferred Holder), (b) is or has been independently developed or conceived by the Preferred Holder or Founder Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Preferred Holder or Founder Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Preferred Holder or Founder Holder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company and negotiating the terms thereof; (ii) to any prospective purchaser of any Registrable Securities from such Preferred Holder or Founder Holder, if such prospective purchaser agrees to be bound by the provisions of this Section 10; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Preferred Holder or Founder Holder in the ordinary course of business, provided that such Preferred Holder or Founder Holder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, court order or subpoena, provided that the Preferred Holder or Founder Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

10.2 Foundation. Any announcement of the investment by the Bill & Melinda Gates Foundation (the “Foundation”) in the Company by any other party, including the Company, its representatives, directors, stockholders and agents, or any Purchaser, Preferred Investor, Preferred Holder or Founder Holder, will require the Foundation’s prior written approval. Such parties shall also obtain the Foundation’s prior written approval for any other use of the Foundation’s name or logo in any respect; provided, however, that the Company may use the Foundation’s name for any uses that have been pre-approved in writing by the Foundation. Notwithstanding the foregoing, the Foundation’s name and logo will not be used by any party in any manner to market, sell or otherwise promote such party, its products, services and/or other business.

11. Miscellaneous.

11.1 Survival of Representations and Warranties. The warranties, representations, and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and such Closing. Notwithstanding the right of the Company and the Purchasers to fully investigate the affairs of the other party and notwithstanding any knowledge of facts determined or determinable by such party pursuant to such investigation or right of investigation, each party has the right to rely fully upon the representations, warranties, covenants and agreements of each other party in this Agreement or in any Schedule, Exhibit, certificate or financial statement delivered by any party pursuant hereto.

11.2 Termination of Certain Provisions. The obligations of the Company set forth in Sections 6 and 7 shall terminate upon the consummation of a Qualified IPO (as defined in the Restated Certificate).

11.3 Expenses. Except as otherwise expressly provided in this Agreement, each of the parties will bear its own expenses in connection with the preparation of the Financing Agreements and Warrants and the consummation of the transactions contemplated thereby; provided, however, that the Company will pay reasonable fees for a single legal counsel selected jointly by the holders of Series B Preferred Stock that are Purchasers, which counsel shall represent all such Purchasers with their due diligence review of the Company, the negotiation and execution of the Financing Agreements and Warrants and the consummation of the transactions contemplated thereby in an amount not to exceed $50,000.00.

11.4 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the Holders (including transferees of any shares of Preferred Stock or Warrants or any Common Stock issued upon conversion thereof, and the Permitted Transferees of the Founder Holders with respect to their rights and obligations under Section 8 hereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.5 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the state of Delaware without regard to its principles of conflicts of laws.

11.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures or as a pdf or similar attachment to an electronic transmission.

11.7 Construction. A reference to a Section or Schedule shall mean a Section in or Schedule to this Agreement unless otherwise expressly stated. The titles and headings herein are for reference purposes only and are not to be considered in construing or interpreting this Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa.

11.8 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties as follows:

If to the Company:

Visterra, Inc.

One Kendall Square, Suite B3301

Cambridge, MA 02139

Attn: Brian Pereira

Email:

Fax: (617) 498-1073

with a copy to:

Lia Der Marderosian, Esq.

WilmerHale LLP

60 State Street

Boston, MA 02109

Email:

Fax: 617-526-5000

If to the Purchasers, to their respective addresses set forth on Schedule 1 to this Agreement.

If to the Founder Holders, to their respective addresses provided to the Company.

Any party may change its address or facsimile number at any time upon written notice as provided in this Section.

11.9 Brokers. The Company and the Purchasers, each severally and not jointly, (i) represent and warrant to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated by this Agreement and (ii) shall indemnify and hold harmless the other parties from and against any and all claims, liabilities, or obligations with respect to brokerage or finders’ fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

11.10 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement, including the requirement of the Company to issue the Warrants pursuant to Section 1.2(b), may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of more than seventy percent (70%) of the then outstanding Series C Shares being sold pursuant to this Agreement or shares of Common Stock issued upon conversion thereof; provided, however, (i) Sections 6 and 7 may be amended, and the observance of any term of such sections may be waived, with the written consent of the Company and holders of more than seventy percent (70%) of the then outstanding shares of Preferred Stock, with each share of Seed Preferred Stock, Series A Preferred Stock, and Series C Preferred Stock having one vote, each share of Series B Preferred Stock having 1.25 votes for purposes of such vote, or shares of Common Stock issued upon conversion thereof, and (ii) Sections 8 and 9 may be amended, and the observance of any term of such Sections may be waived, with the written consent of the Company and the holders of more than seventy percent (70%) of the Outstanding Registrable Securities held by Preferred Holders entitled to rights, or subject to obligations, under such subsection, in each case, either generally or in a particular instance and either retroactively or prospectively. Any amendment, termination, or waiver effected in accordance with this Section 11.10 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

11.11 Severability. If one or more provisions of this Agreement are held to be invalid, illegal or unenforceable under applicable law, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be invalid, illegal or unenforceable only to the extent of such invalidity, illegality or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality or enforceability of such provision in any other jurisdiction.

11.12 Aggregation of Stock. All shares of Registrable Securities, Preferred Stock or Common Stock held or acquired by Purchasers or Holders shall be aggregated together with the Registrable Securities, Preferred Stock or Common Stock held or acquired by any entity with which such Purchaser or Holder is affiliated for the purpose of determining the availability of any rights under this Agreement.

11.13 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties relating to the subject matter set forth herein and therein, and supersede any other agreement, written or oral, among the parties relating to such subject matter, provided that Section 6 through 11 will be deemed to amend Sections 6 through 11 of the Series B Stock Purchase Agreement. No party shall be liable or bound to any other party in any manner relating to the subject matter set forth herein or therein by any warranties, representations, or covenants except as specifically set forth herein or therein.

11.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party upon any breach or default of another party under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party shall be cumulative and not alternative.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

VISTERRA, INC.

By:	/s/ Brian Pereira
	Name:	Brian Pereira
	Title:	President and Chief Executive Officer

PURCHASERS:

MERCK SHARP & DOHME CORP.

By:	/s/ Reza Halse
	Name:	Reza Halse
	Title:	Partner, MRLV

POLARIS VENTURE PARTNERS			POLARIS VENTURE PARTNERS V, L.P.
FOUNDERS’ FUND V, L.P.

By: POLARIS VENTURE MANAGEMENT			By: POLARIS VENTURE MANAGEMENT
CO. V, L.L.C.			CO. V, L.L.C.
Its: General Partner			Its: General Partner

By:	/s/ William Bilodeau		By:	/s/ William Bilodeau
Name:	William Bilodeau		Name:	William Bilodeau
Title:	Attorney-in-fact		Title:	Attorney-in-fact

POLARIS VENTURE PARTNERS SPECIAL			POLARIS VENTURE PARTNERS
FOUNDERS’ FUND V, L.P.			ENTREPRENEURS’ FUND V, L.P.

By: POLARIS VENTURE MANAGEMENT			By: POLARIS VENTURE MANAGEMENT
CO. V, L.L.C. its General Partner			CO. V, L.L.C. its General Partner

By:	/s/ William Bilodeau		By:	/s/ William Bilodeau
Name:	William Bilodeau		Name:	William Bilodeau
Title:	Attorney-in-fact		Title:	Attorney-in-fact

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

PURCHASERS (CONT.):

FLAGSHIP VENTURES FUND IV, L.P.

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its: General Partner

By:	/s/ Edwin M. Kania, Jr.
Name:	Edwin M. Kania, Jr.
Title:	Manager

FLAGSHIP VENTURES FUND IV-Rx, L.P.

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its: General Partner

By:	/s/ Edwin M. Kania, Jr.
Name:	Edwin M. Kania, Jr.
Title:	Manager

VERTEX GLOBAL HEALTHCARE FUND I PTE. LTD.

By:	/s/ Chua Kee Lock
Name:	Chua Kee Lock
Title:	Director

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

PURCHASERS (CONT.):

CYCAD GROUP, LLC, a California limited liability company

By:	/s/ K. Leonard Judson
Name:	K. Leonard Judson
Title:	President and Managing Director

ALEXANDRIA REAL ESTATE EQUITIES, INC. a Maryland corporation, managing member

By:	/s/ Dean A. Shigenaga
Name:	Dean A. Shigenaga
Title:	Executive Vice President Chief Financial Officer

OMEGA CAMBRIDGE SPV, L.P.
By: Omega Cambridge SPV GP, LLC
Its: General Partner

By:	/s/ Richard Lim
Name:	Richard Lim
Title:	Manager

CTI LIFE SCIENCES

By:	/s/ Ken Pastor
Name:	Ken Pastor
Title:	General Partner

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

PURCHASERS (CONT.):

WEIDENBRUCH FAMILY TRUST DATED 11/24/2009

By:	/s/ John Weidenbruch
Name:	John Weidenbruch
Title:	Trustee

/s/ Alan Crane
Alan Crane

/s/ James Delaney
James Delaney

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

LUX VENTURES II, L.P.

By: Lux Venture Partners II, L.P.
Its: General Partner
By: Lux Venture Associates II, LLC
Its: General Partner
By: Lux Capital Management, LLC
Its: Sole Member

By:	/s/ Peter Hebert
Name:	Peter Hebert
Title:	Managing Director

LUX VENTURES II SIDECAR, L.P.

By: Lux Venture Partners II, L.P.
Its: General Partner
By: Lux Venture Associates II, LLC
Its: General Partner
By: Lux Capital Management, LLC
Its: Sole Member

By:	/s/ Peter Hebert
Name:	Peter Hebert
Title:	Managing Director

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

BILL & MELINDA GATES FOUNDATION

By:	/s/ Andrew Farnum
Name:	Andrew Farnum
Title:	Director, Program-Related Investments

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

FLAGSHIP VENTURES FUND 2007, L.P.

By: FLAGSHIP VENTURES 2007 GENERAL
PARTNER L.L.C.
Its: General Partner

By:	/s/ Edwin M. Kania, Jr.
Name:	Edwin M. Kania, Jr.
Title:	Manager

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

ACCEPTED AND AGREED TO AS TO
THE PROVISIONS OF SECTIONS 6
THROUGH 11:

/s/ Ram Sasisekharan
Ram Sasisekharan

The Crane Family Irrevocable Trust – 2002

By:	/s/ Howard R. Crane
Name:	Howard R. Crane
Title:	Trustee

Sasisekharan Family 2006 Irrevocable Trust

By:	/s/ S. Raguram
Name:	S. Raguram
Title:	Trustee

Sasisekharan Parents 2006 Irrevocable Trust

By:
Name:
Title:

Narayanasami Parents 2006 Irrevocable Trust

By:	/s/ S. Raguram
Name:	S. Raguram
Title:	Trustee

/s/ S. Raguram
S. Raguram

[Signature Page to Series C Convertible Preferred Stock and Warrant Purchase Agreement]

VISTERRA, INC.

Counterpart Signature Page

to

Fifth Amended and Restated Voting Agreement

Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement

By executing and delivering this signature page, the undersigned Purchaser hereby joins in, becomes a party to and agrees to be bound by the terms and conditions of:

(i) that certain Fifth Amended and Restated Voting Agreement, dated as of June 29, 2016, and as may be further amended and/or restated from time to time, by and among the Company and the Stockholders named therein (the “Voting Agreement”) as an “Investor” and “Stockholder” thereunder; and

(ii) that certain Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of June 29, 2016, and as may be further amended and/or restated from time to time, by and among the Company and the Stockholders named therein (the “Right of First Refusal and Co-Sale Agreement”) as an “Investor” thereunder.

The undersigned Purchaser hereby authorizes this signature page to be attached to the Voting Agreement and the Right of First Refusal and Co-Sale Agreement or counterparts thereof.

AGREED TO AND ACCEPTED:	PURCHASER:

VISTERRA, INC.	[Name]

By:	By:
Name:	Name:
Title:	Title:

Date: , 2016	Date: , 2016

SCHEDULE 1

PURCHASERS

Name and Contact Information	Number of Series C Shares	Purchase Price for Series C Shares and Warrants
Merck Sharp & Dohme Corp. One Merck Drive P.O. Box 100 Whitehouse Station, NJ 08889 Attn: Office of the Secretary Email:	3,448,276	$5,000,000.20

Vertex Global Healthcare Fund I Pte. Ltd. 250 North Bridge Road #05-01 Raffles City Tower Singapore 179101 Email:	3,448,276	$5,000,000.20

Polaris Venture Partners V, L.P. Bay Colony Corporate Center 1000 Winter Street, Suite 3350 Waltham, MA 02457 Attention: Email:	2,329,151	$3,377,268.95

Polaris Venture Partners Entrepreneurs’ Fund V, L.P. Bay Colony Corporate Center 1000 Winter Street, Suite 3350 Waltham, MA 02457 Attention: Email:	45,395	$65,822.75

Polaris Venture Partners Founders’ Fund V, L.P. Bay Colony Corporate Center 1000 Winter Street, Suite 3350 Waltham, MA 02457 Attention: Email:	15,955	$23,134.75

Polaris Venture Partners Special Founders’ Fund V, L.P. Bay Colony Corporate Center 1000 Winter Street, Suite 3350 Waltham, MA 02457 Attention: Email:	23,292	$33,773.40

Flagship Ventures Fund IV, L.P. One Memorial Drive 7th Floor Cambridge, MA 02457 Email:	1,931,034	$2,799,999.30

Flagship Ventures Fund IV-Rx, L.P. One Memorial Drive 7th Floor Cambridge, MA 02457 Email:	482,759	$700,000.55

CTI Life Sciences 1 Place Ville-Marie, Bureau 1050 Montréal (Québec) H3B 4S6	1,379,310	$1,999,999.50

Cycad Group, LLC 1270 Coast Village Circle, Suite 100 Santa Barbara, CA 93108 Attn:	1,034,483	$1,500,000.35

Omega Cambridge SPV, L.P. USA Credit Suisse Securities (USA), LLC 1 Federal Street, 36th Floor Boston, MA 02110 Attention: Email:	689,655	$999,999.75

Alexandria Equities 385 E. Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Email:	344,828	$500,000.60

Alan Crane Email:	344,828	$500,000.60

Weidenbruch Family Trust Dated 11/24/2009 Email:	137,931	$199,999.95

James Delaney Email:	275,862	$399,999.90

TOTAL	15,931,035	$23,100,000.75

FIRST AMENDMENT TO SERIES C CONVERTIBLE PREFERRED STOCK

AND WARRANT PURCHASE AGREEMENT

This First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement (the “Amendment”) is made as of the 12th day of January, 2017, by and among Visterra, Inc., a Delaware corporation (the “Company”), and the Purchasers, the Preferred Holders, and the Founder Holders (each as defined in the Agreement (as defined below) and, collectively, the “Counterparties”), to amend that certain Series C Convertible Preferred Stock and Warrant Purchase Agreement, dated as of June 29, 2016, by and among the Company and the Counterparties (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

RECITALS:

WHEREAS, the Company and the Counterparties desire to amend Section 1 of the Agreement to ensure that the number of shares of Common Stock to be issuable upon exercise of warrants that may be issued thereunder are subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization of Common Stock effected after the date of the Agreement;

WHEREAS, Section 1 of the Agreement may be amended pursuant to Section 11.10 of the Agreement with the written consent of (i) the Company and (ii) the holders of more than seventy percent (70%) of the currently outstanding Series C Shares or shares of Common Stock issued upon the conversion thereof (the “Section 1 Requisite Parties”);

WHEREAS, the Company and the Counterparties desire to amend Section 8 of the Agreement to ensure the definition of Registrable Securities (as defined therein) appropriately includes Common Stock issued upon exercise of any warrants issued pursuant to Section 1 of the Agreement; and

WHEREAS, Section 8 of the Agreement may be amended pursuant to Section 11.10 of the Agreement with the written consent of (i) the Company and (ii) the holders of more than seventy percent (70%) of the Outstanding Registrable Securities held by Preferred Holders entitled to rights, or subject to obligations, under Section 8 (the “Section 8 Requisite Parties” and, collectively with the Section 1 Requisite Parties, the “Requisite Parties”).

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, constituting the Requisite Parties, agree as follows:

1.	Amendment of Section 1.2. Subsection 1.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

(a)

“Unless waived by the Purchasers in accordance with Section 11.10, each Purchaser shall have the right to receive a Warrant to purchase a Pro Rata Portion (as defined below) of such number of shares of Common Stock as is equal to the quotient obtained by dividing the difference between the Financing Milestone (as defined below) and the gross proceeds raised from Financing Activities (as defined below) by the Purchase Price (with such number of shares of Common Stock to be subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization effected after the date of the Agreement affecting the Common Stock); provided, however, that each Purchaser will only receive such Warrant if, between the date of this Agreement and February 28, 2017 (the “Financing Milestone Deadline”), the Company has not raised an aggregate of $25,000,000 in gross proceeds (the “Financing Milestone”) from (a) the sale of Series C Shares and Warrants pursuant to this Agreement and (b) any payments to the Company prior to the Financing Milestone Deadline pursuant to any business development, licensing or similar agreement, either currently existing or which the Company enters into prior to the Financing Milestone Deadline (clause (a) and (b), together, the “Financing Activities”).” For the avoidance of doubt, the Financing Milestone shall not include any payments made by third parties to the Company as reimbursement for research and development expenses, or any payments to the Company pursuant to the Company’s Cost Plus Fixed Fee Contract for Research and Development, dated September 28, 2015, between the Company and ASPR-BARDA. The Board (as defined below) shall determine, in its sole discretion, whether the Company has or has not achieved the Financing Milestone by the Financing Milestone Deadline. For purposes of this Section 1.2(b), “Pro Rata Portion” shall mean, for each Purchaser, such percentage as is equal to the number of Series C Shares such Purchaser purchased under this Agreement at the Closing divided by the total number of Series C Shares sold to all the Purchasers under this Agreement at the Closing.”

2.	Amendment of Section 8.1. Subsection 8.1(j) of the Agreement is hereby amended and restated in its entirety as follows:

(a)

“”Registrable Securities” means (i) the Common Stock held by the Founder Holders and their Permitted Transferees, (ii) the Common Stock issuable or issued upon conversion of the Preferred Stock, (iii) the Common Shares issued pursuant to Section 1.2 of the Series B Stock Purchase Agreement, (iv) the Common Stock issued or issuable upon conversion of the shares of Preferred Stock issued or issuable upon exercise of the Warrants to Purchase Stock issued by the Company to Pacific Western Bank and Oxford Finance LLC (the “Lender Warrants”) in connection with that certain Loan and Security Agreement, dated as of September 9, 2014, as amended, among the Company, Pacific Western Bank and Oxford Finance LLC or, at all times when the Class (as defined in the Lender Warrants) shall be Common Stock, the shares of Common Stock issued and issuable upon exercise or conversion of the Lender Warrants, (v) any additional shares of Common Stock issued to Pacific Western Bank or Oxford Finance LLC in connection with the exercise of the Lender Warrants, (vi) the Common Stock issued or issuable upon conversion of the shares of Preferred Stock issued or issuable upon exercise of the Preferred Stock Purchase Warrants issued by the Company to Lighthouse (the “Lighthouse Warrants”) or, at all times when the Lighthouse Warrants are exercisable for Common Stock pursuant to their terms, the shares of Common Stock issued and issuable upon exercise of the Lighthouse

Warrants, (vii) the Common Stock issued or issuable upon exercise of the Warrants, which may be issued pursuant to Section 1.2(b) of this Agreement and (viii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a stock split, dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) through (vii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the rights under this Section 8 are not properly assigned.”

3.	Governing Law. This Amendment and any controversy arising out of or relating to this Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without regard to its principles of conflicts of laws.

4.	Counterparts; Facsimile. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be executed by facsimile signatures or as a .pdf or similar attachment to an electronic transmission.

5.	Entire Agreement. The Agreement and the documents referred to therein, as supplemented and modified by this Amendment, constitute the entire agreement among the parties relating to the subject matter set forth herein and therein with respect to the subject matter hereof and thereof, and supersede any other agreement, written or oral, among the parties relating to the subject matter hereof and thereof.

6.	Remaining Provisions of the Agreement. Except as provided herein, each of the other provisions of the Agreement shall remain in full force and effect.

7.	References. Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Agreement, as amended hereby.

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

COMPANY:

VISTERRA, INC.

By:	/s/ Brian Pereira
Name:	Brian Pereira
Title:	President and Chief Executive Officer

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

MERCK SHARP & DOHME CORP.

By:	/s/ Reza Halse
Name:	Reza Halse
Title:	Partner, MRL Ventures

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

POLARIS VENTURE PARTNERS V, L.P.
POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.
POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.
POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:	POLARIS VENTURE MANAGEMENT CO. V, L.L.C.
Its:	General Partner

By:	/s/ Max Eisenberg
Name:	Max Eisenberg
Title:	Attorney-in-Fact

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

FLAGSHIP VENTURES FUND IV, L.P.
FLAGSHIP VENTURES FUND IV-Rx, L.P.

By: FLAGSHIP VENTURES FUND IV GENERAL PARTNER L.L.C.
Its: General Partner

By: /s/ Edwin M. Kania, Jr.
Name: Edwin M. Kania, Jr.
Title: Manager

FLAGSHIP VENTURES FUND 2007, L.P.

By: FLAGSHIP VENTURES 2007 GENERAL PARTNER L.L.C.
Its: General Partner

By: /s/ Edwin M. Kania, Jr.
Name: Edwin M. Kania, Jr.
Title: Manager

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

BILL & MELINDA GATES FOUNDATION

By: /s/ James Bromley
Name: James Bromley
Title: CFO

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

VERTEX GLOBAL HEALTHCARE FUND I PTE. LTD.

By: /s/ Chua Kee Lock
Name: Chua Kee Lock
Title: Director

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

V-SCIENCES INVESTMENT PTE. LTD.

By: /s/ Fidah Alstagoff
Name: Fidah Alstagoff
Title: Authorised Signatory

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

CYCAD GROUP, LLC
A California limited liability company

By:
Name: K. Leonard Judson
Title: President & Managing Director

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

OMEGA CAMBRIDGE SPV, L.P.

By:	Omega Cambridge SPV GP, LLC
Its:	General Partner

By:	/s/ Anne-Mari Paster
Name:	Anne-Mari Paster
Title:	Manager

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

CTI LIFE SCIENCES FUND II, L.P.
CTI LIFE SCIENCES FUND II (INTERNATIONAL), L.P.

By:	/s/ Ken Pastor
Name:	Ken Pastor
Title:	General Partner

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

LUX VENTURE PARTNERS II, L.P.
LUX VENTURE PARTNERS II SIDECAR, L.P.

By:	Lux Venture Partners II, L.P.
Its:	General Partner

By:	Lux Venture Associates II, LLC
Its:	General Partner

By:	Lux Capital Management, LLC
Its:	Sole Member

By:	/s/ Peter Hebert
Name:	Peter Hebert
Title:	Managing Director

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

ALEXANDRIA EQUITIES, LLC
A Delaware limited liability company

By:	Alexandria Real Estate Equities, Inc., a Maryland corporation
Its:	Managing Member

By:	/s/ Aaron Jacobson
Name:	Aaron Jacobson
Title:	VP – Corporate Counsel

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

WEIDENBRUCH FAMILY TRUST DATED 11/24/2009

By:	/s/ John Weidenbruch
Name:	John Weidenbruch
Title:	Trustee

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

BRIAN J G PEREIRA IRREVOCABLE TRUST

By:	/s/ Sunita Pereira
Name:	Sunita Pereira
Title:	Trustee

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

ALAN L. CRANE

By:	/s/ Alan L. Crane

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

JAMES DELANEY

By:

Signature Page to First Amendment to Series C Purchase Agreement

IN WITNESS WHEREOF, the parties have executed this First Amendment to Series C Convertible Preferred Stock and Warrant Purchase Agreement as of the date first written above.

REQUISITE PARTIES:

DAVID ARKOWITZ

By:

Signature Page to First Amendment to Series C Purchase Agreement